EXHIBIT 10.3

October 12, 2015

CombiMatrix Corporation

Attn: Scott Burell

310 Goddard, Suite 150
Irvine, CA 92618

Gentlemen:

Reference is made to those certain Securities Purchase Agreements dated as of September 28, 2012, March 19, 2013, May 3, 2013 and February 13, 2015, respectively, by and among CombiMatrix Corporation, a Delaware corporation (the “Company”), Alpha Capital Anstalt and the other parties thereto (collectively, the “SPAs”), those certain Warrants issued by the Company on October 1, 2012, March 20, 2013, May 6, 2013 and June 28, 2013 (collectively, the “Warrants”) and that certain Certificate of Designation of Preferences, Rights and Limitations of Series E 6% Convertible Preferred Stock filed with the Delaware Secretary of State on February 13, 2015 (the “Certificate of Designation”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the SPAs and Warrants.

The undersigned acknowledges that, in consideration for irrevocably waiving ab initio and for all time its right to receive cash dividends pursuant to the Certificate of Designation, the Company proposes to modify approximately 2,212,638 of the 2,240,000 outstanding Common Stock Purchase Warrants that were sold by the Company on February 20, 2015 (the “2015 Warrants”), to reduce the exercise prices thereof.  The agreements and transactions contemplated by the modification of the 2015 Warrants are collectively referred to herein as the “Amendments”.  The undersigned further acknowledge that they collectively hold at least 67% of the remaining outstanding Securities that were issued under each of the SPAs.

The undersigned hereby (i) consents to and approves the Amendments; (ii) agrees that such Amendments do not constitute a breach or default under the SPAs, Warrants or Certificate of Designation; (iii) waives ab initio and for all time its right to receive cash dividends pursuant to the Certificate of Designation, including any dividends accrued as of the date hereof; (iv) as applicable, waives any antidilution rights or rights to price adjustments or share adjustments set forth in the Certificate of Designation, in connection with amending the 2015 Warrants (and the issuance of Common Stock issuable upon exercise of the 2015 Warrants as so amended); (v) waives any restrictions set forth in Section 4.13 of the SPAs with respect to the Amendments; (vi) waives any “most favored nation” rights (including any right to notice with respect to the Amendments) set forth in Section 4.18 of the SPAs with respect to the Amendments; and (vii) waives any other prohibitions in the SPAs, Warrants and Certificate of Designation against the Amendments.

Each of the undersigned’s waiver ab initio and for all time of its right to receive cash dividends pursuant to the Certificate of Designation, including any dividends accrued as of the date hereof, is coupled with an interest and is irrevocable, and shall not be terminated by any act of the undersigned or by operation of law.

[Signature Pages Follow]

Sincerely,

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

COMBIMATRIX CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER]